UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2020

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2020, Contura Energy, Inc. (“the Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) via internet webcast. As of the close of business on the record date for the Annual Meeting, May 26, 2020, there were 18,299,193 shares of common stock outstanding and eligible to vote. 14,619,662 of these shares, or 79.9%, were represented in person or by proxy at the Annual Meeting. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1:  The election of six (6) directors nominated by our board of directors for a term of one year. Each of the nominees was elected.

Nominee	For	Withheld	Broker Non-Votes
Albert E. Ferrara, Jr.	7,905,808	4,274,745	2,439,109
Daniel J. Geiger	10,142,304	2,038,249	2,439,109
John E. Lushefski	8,692,731	3,487,822	2,439,109
Emily S. Medine	10,500,190	1,680,363	2,439,109
David J. Stetson	11,955,964	224,589	2,439,109
Scott D. Vogel	11,920,323	260,230	2,439,109

Proposal 2:  The ratification of the appointment of RSM US LLP as Contura’s independent registered public accounting firm for the fiscal year ending December 31, 2020. This proposal was approved.

For:	14,507,363
Against:	62,666
Abstain:	49,633
Broker Non-Votes:	0

Proposal 3:  Advisory approval of the Company’s executive compensation. This proposal was approved.

For:	11,629,665
Against:	397,810
Abstain:	153,078
Broker Non-Votes:	2,439,109

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: July 17, 2020	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: Executive Vice President and Chief Financial Officer